Distributor Agreement

This Distributor Agreement ("Agreement") is made as of the 12th day of July 2012 by and between Panacea Beverage Company, LLC, a Virginia limited liability company, whose principal office address is 39445 Floral Lane, Mechanicsville, MD 20659 (hereinafter referred to as the "Supplier"), and Beverage Network of Maryland, Inc. whose principal place of business is located at 8106 Stayton Drive, Jessup, MD 20794 (hereinafter referred to as the "Distributor").

WITNESSETH

WHEREAS, Supplier is engaged in the invention, manufacturing and marketing of products, which are beverages for human consumption, listed in Exhibit A, and

WHEREAS, Distributor is a duly licensed and authorized distributor of products in the United States of America and is desirous of purchasing, receiving, storing, selling and delivering Supplier's Beverage Products to its customer pursuant to this Agreement,

NOW THEREFORE in consideration of the promises, mutual covenants, agreements, and undertakings set forth herein, the parties agree as follows:

1. **Definitions**. Where used herein or in any amendment hereto, the following terms shall have the following meanings respectively. (a) the word "Products" shall mean those Supplier products identified in Exhibit A hereto, (b) the words "Licensed Marks" shall mean trademarks, trade names, brand names, and labels owned by Supplier or its affiliates, and used in connection with the products; identified in Exhibit D; (c) "Territory" shall mean all territory and/or accounts identified in Exhibit B; and, (d) "Confidential Information" shall mean all information given by Supplier to Distributor pertaining to the Distributor's duties hereunder, and such information shall be used only by the Distributor in performing its duties, and shall never be used by the Distributor or disclosed by the Distributor to any other party, for any other purpose, forevermore.

2. **Appointment**. Supplier appoints Distributor, and Distributor accepts appointment, as an exclusive distributor of Products only to accounts (hereinafter referred to as "Accounts") _ within the Territory. Such appointments may be either exclusive or non-exclusive, as the case may be, as designated on Exhibit C hereto. Unless otherwise agreed by Supplier, Distributor specifically covenants not to sell or otherwise transfer in any manner any Products except to Accounts within the Territory. The

Distributor shall be entitled to appoint sub-distributors within the Territory provided that the terms of such appointments shall not be inconsistent with the terms and conditions of this Agreement and shall be subject to Supplier's rights hereunder. Distributor hereby agrees not to sell, transfer and/or assign any Products, either directly or indirectly, to any other persons and/or entities located outside the Territory nor to any persons and/or entities within the Territory with regard to whom Distributor has knowledge or reasonable belief will distribute and/or sell the Products outside of the Territory. Distributor acknowledges and agrees that it has no right to distribute any products of Supplier other than the Products identified in Exhibit A hereto. In the event Supplier supplies any products to Distributor which do not constitute Products identified in Exhibit A or are not listed on Exhibit A, Distributor acknowledges and agrees that Supplier may in its sole discretion cease to supply any such products to Distributor at any time, without notice to Distributor.

3. **Distributor's Duties**. Distributor shall:

(a) vigorously and diligently promote and achieve the wide distribution and sale of Products to Accounts within the Territory to the reasonable satisfaction of Supplier; Distributor shall permit Supplier representatives to work sales routes with the Distributor's salesmen;

(b) secure extensive in-store merchandising and optimal shelf positioning with respect to Products in Accounts within the Territory to the reasonable satisfaction of Supplier;

(c) perform complete and efficient distribution functions throughout the Territory to the reasonable satisfaction of Supplier;

(d) fully implement and execute the annual marketing plans to be agreed upon from time to time in accordance with Paragraph 13 below and achieve and maintain where appropriate all of the objectives set with respect thereto; and

(e) achieve and maintain the minimum distribution levels relating to Products as set forth on Exhibit A hereto during the initial term and achieve and maintain the agreed minimum distribution levels relating to Products in respect of each renewal term in accordance with Paragraph 13 below.

(f) Provide Supplier not less than monthly with a schedule showing for the previous month (i) sales by flavor and package, (ii) sales of cases by customer, (iii) number of new accounts opened, (iv) aggregate number of active accounts for Product, (v) brand/customer racking report; and

(g) Maintain in strict confidence all Confidential Information disclosed by Supplier to Distributor (which obligation shall expressly survive termination of this Agreement for any reason).

(h) The Products contain trade secret ingredients. Distributor may not recompile, reverse engineer or otherwise reproduce the Product.

4. **Prices**. The prices of Products shall be as set forth in Supplier's then current price list as the same may be changed from time to time by Supplier upon written notice to Distributor.

5. **Orders**. (I) All purchase orders for Products shall be in writing and shall be subject to acceptance by Supplier. All such purchase orders shall be deemed acceptances of Supplier's offers to sell Products and shall limit acceptance by Distributor to the terms and conditions thereof. (II) All orders and sales by Distributor shall be sold Distributor for its own account. Distributor shall have full responsibility for all matters relating to such sales for its own account, including, without limitation, all collection and credit risks.

6. **Damage.** For damage claim(s) of the Product made by the Distributor, the damage claim(s) if any must be claimed and documented on the Supplier's Bill of Lading when the Distributor is receiving the product for delivery. Supplier is not responsible for Product Damage after transfer of product possession has occurred. No damage claim(s) will be paid by Supplier (nor will Supplier accept product damage claim(s) off the receivables) if they are not documented on the Supplier's Bill of Lading and have been signed and acknowledged by both authorized parties. Distributor also acknowledges that no Product or Product Pallets supplied by Supplier will be Double Stacked by Distributor.

7. **Payment**. Distributor shall promptly pay the prices of Products in full in accordance with the following payment options:

Distributor shall pay Supplier's invoices within thirty (30) days of the date of the invoice, otherwise Distributor is in default.

8. **Security Interest**. Supplier reserves and Distributor grants to Supplier, a security interest in Products sold to Distributor on credit (if any). Distributor acknowledges that this Agreement constitutes a security agreement between Supplier, as secured creditor, and Distributor, as debtor, for the purposes of the Uniform Commercial Code. Distributor agrees to execute and deliver to Supplier such financing statements and other instruments as Supplier may reasonably request in order to perfect its security interest.

9. **Delivery.** Unless otherwise agreed in writing by the parties, Products will be tendered by Supplier for delivery to Distributor, Mechanicsville, Maryland distributor's customs agency's premises in full or partial truckload quantities. Distributor acknowledges that delivery dates set forth in purchase orders for Products accepted by Supplier are merely approximate and that Supplier shall have no liability for late deliveries.

10. **Trademarks.**

(a) Distributor shall not use any trademark, brand name, logo or other production designation or symbol in connection with Products other than Trademarks. Distributor acknowledges that it has no right or interest in Trademarks (except as expressly permitted hereunder) and that any use by Distributor of Trademarks will inure solely to Supplier's benefit. Distributor may only use Trademarks in strict accordance with Supplier's policies and instructions, and Supplier reserves the right, from time to time and any time, at its discretion, to modify such policies and instructions then in effect.

(b) Any proposed use by Distributor of Trademarks (to the extent that it either has not been previously approved by Supplier or differs materially from a use previously approved by Supplier) shall be subject to prior written consent of Supplier. Distributor shall submit to Supplier in writing each proposed use of Trademarks in any medium.

(c) Distributor shall not at any time alter Trademarks or the packaging of Products, use Trademarks for any purpose other than the promotion, advertising and sale of Products hereunder, or challenge the validity, or do or refrain from doing any act which might result in impairment of the value of Trademarks.

(d) Upon the termination hereof, Distributor shall cease and desist from the use of the Trademarks and any names, marks, logos, or symbols similar thereto.

11. **Promotion.** Distributor shall be solely responsible for marketing and promoting Products within the Territory. Distributor shall aggressively distribute and encourage the utilization of merchandising aids and promotional materials in outlets throughout the Territory. Without in any way detracting from the foregoing, Distributor shall participate in and diligently implement all marketing and promotional programs and campaigns that may be agreed to by both Distributor and Supplier and which Supplier may agree to fund jointly with Distributor on a co-op basis.

12. **Term and Termination.**

(a) The initial term of this Agreement shall commence on July 12, 2012 and shall end on June 30, 2013. This Agreement shall be automatically renewed for one (1) additional two (2) year period only if Distributor can achieve and maintain the minimum distribution levels relating to Products as set forth on Exhibit E or if either party shall advise the other party not less than thirty (30) days in advance of the end of the initial term or any renewal term of its decision not to renew this Agreement; provided, that in no event may this Agreement be renewed if Distributor is in breach of any of the provisions hereof or if the parties fail to agree upon the Distributor's minimum purchasing requirements and distribution levels for the renewal term prior to the commencement date thereof.

(b) Either party may terminate this Agreement upon written notice if the other party

i. commits a breach of any of the provisions of this Agreement, or

ii. sells all or substantially all of its assets or a majority of its outstanding shares of stock entitled to vote, or

iii. files or has filed against it a petition in bankruptcy, is adjudicated insolvent or bankrupt, makes a general assignment for the benefit of creditors, or has a receiver or trustee appointed for it or for the administration of its assets.

Notwithstanding the foregoing, this Agreement may not be terminated unless the party seeking to terminate this Agreement shall have furnished written notice to the other party, calling upon such party to remedy the breach complained of within a period of thirty (30) days from the date of such notice and the party in breach shall have failed to remedy the breach concerned within such period if capable of being remedied within such period or, if not so capable, the party in breach shall have failed to commence to remedy the breach concerned within such period and thereafter diligently and uninterruptedly proceed to remedy the breach concerned, as soon as possible.

(c) In the event of the termination of this Agreement:

i. Supplier shall have the right to cancel all of Distributor's purchase orders for Products accepted but remaining unfilled as of the date of termination;

ii. all amounts payable by Distributor to Supplier shall be accelerated and shall immediately become due; and

iii. neither party shall be liable to the other for any damage, loss, cost, or expense (whether general, special, or consequential) suffered or incurred by the other as a result of such termination, including, without limitation, loss of anticipated profits or goodwill, damage to business reputation or any investments or payments made in anticipation of the continuation of this Agreement.

(d) In the event Supplier continues to supply Products to Distributor for any reason following the termination of this Agreement, Distributor understands and acknowledges that any such action shall not constitute a waiver of Supplier's rights under this Agreement or a reinstatement, renewal or continuation of the term of this Agreement. The Supplier and Distributor agree that if Supplier continues to supply Products to Distributor following the termination of this Agreement, (i) Distributor shall be prohibited from selling or otherwise transferring Products except to Accounts within the Territory, (ii) Distributor shall promptly pay the prices of the Products in full in accordance with the payment terms set forth in Supplier's invoice, and (iii) Supplier shall have the right in its sole discretion to discontinue supplying Products to Distributor at any time, without notice to Distributor.

(e) Should Supplier terminate this Agreement without cause or should any successor to Corporation terminate this Agreement with or without cause, then, provided that the Distributor shall not then be in a material breach of any of the provisions of this Agreement, Supplier or its successor, as the case may be, shall allow Distributor to sell, distribute and collect all remaining inventory at the then current market price.

13. **Option**. Supplier shall upon written notice to Distributor within thirty (30) days after the date of termination hereof, repurchase all Products in Distributor's inventory at the prices therefore paid or payable by Distributor, plus a fee equal to the sum of (I) two times the gross case profit of Product sold to Distributor multiplied by the amount of Product the Distributor sold during the last twelve months.

14. **Annual Marketing Plans**. Not less than 60 days before the end of then current term Supplier and Distributor shall mutually review the conditions of the marketplace, Distributor's efforts to achieve sales and its results as well as the proposed annual marketing plan which is to be prepared jointly by Distributor and Supplier. The parties shall review said information and mutually agree on the annual marketing plan, which shall include sales and other objectives and minimum distribution levels to be achieved and maintained by Distributor, for the forthcoming term of this Agreement. Minimum Distribution Levels. Not less than 60 days before the end of the then current term Supplier and Distributor shall mutually agree on the minimum distribution levels for the forthcoming term of this Agreement.

15. The provisions of this paragraph shall apply only to accounts that have been assigned exclusively to

Distributor in terms of Exhibit C. Distributor agrees that should Supplier wish to supply Products to any National Account (which shall mean a customer that sells at retail in more than one Territory), Supplier shall be entitled to make arrangements directly with such customer and establish the terms of sale of Products to such customer and the prices therefore, which shall take into account the prices then being offered by Distributor and/or other Distributors within whose Territory the customer has outlets, to such customer or similar categories of customer. Should such customer have one or more outlets within the Territory ("Outlets"), and agree to Outlets being serviced by Distributor, Distributor agrees to service the Outlets in accordance with such arrangements and on the same terms and at the same prices as Corporation shall have agreed with the customer concerned. Notwithstanding the foregoing, Distributor shall be entitled to elect not to service the Outlets by giving prompt written notice of such election to Corporation. Should the customer not agree to the Outlets being serviced by Distributor or should Distributor elect not to service the Outlets, Supplier shall be entitled to service the Outlets directly or through an alternate logistics service company.

Should Supplier directly sell the products in Exhibit A inside the Territory described in Exhibit B other than with or through Distributor, Distributor will be credited with an intrusion fee per case sold directly by Supplier inside the Territory of 50 cents of per case sold by Supplier; except that for sale made by Supplier to a National Account. Distributor will be entitled to an intrusion fee but, shall have the first opportunity as to distribution inside the Territory as long as the customer approves Distributor to service them and will receive the contracted price per case.

16. **Amendment**. Except to the extent otherwise expressly permitted by this Agreement, no amendment of this Agreement shall be effective unless reduced to a writing executed by the duly authorized representatives of both parties.

17. **Notice**. Any notice required to be given under this Agreement shall be by certified mail, return receipt requested, postage prepaid and directed to the parties at the following addresses:

If to the Supplier:
Panacea Beverage Company, LLC
39445 Floral Lane
Mechanicsville, MD 20659
Attn: Michael J. Fitzgerald, II
If to the Distributor:
DISTRIBUTOR

Beverage Network of Maryland, Inc.
8106 Stayton Drive
Jessup, MD 20794
Attn: Morris Stodard

Or at such other address as may be specified in a notice given in the foregoing manner.

18. **Force Majeure**. Neither party will be in default for any failure or delay in performing any obligation hereunder (other than the payment of money) if such failure results from any cause not within its reasonable control, including, without limitation, fire, lightning, storm, flood, earthquake, strike or other labor disputes, transportation difficulties, governmental laws, regulations or other acts, sabotage, acts of the public enemy, war, riots or insurrection, or other acts of God (each a "Force Majeure Event"). A party whose performance is prevented by a Force Majeure Event will give prompt written notice to the other party, and will devote its commercially reasonable best efforts to remedying, to the extent possible, the condition giving rise to such Force Majeure Event, and to resuming performance promptly. Supplier may make alternative arrangements for the distribution of Products in the Territory to the extent and for so long as affected by a Force Majeure Event.

19. **Assignment**. Distributor may not assign its rights or delegate its obligations hereunder without the prior written consent of Supplier. Any purported assignment or delegation by Distributor, in absence of Supplier's written consent, shall be void.

20. **No Agency**. The relationship between Supplier and Distributor is that of a vendor to its vendee and nothing herein contained shall be construed as constituting either party the employee, agent, partner or joint ventured of the other party. Neither party shall have any authority to create or assume any obligation binding on the other party. Distributor shall have no authority to enter into any contracts in the name of or on behalf of the Supplier, or bind the Supplier in any way. Distributor is not, and shall not, be deemed a franchisee of the Supplier.

21. **Mediation**. The parties shall mediate any dispute that arises between them. Mediation shall be held in Henrico County or the City of Richmond, under the auspices of a mediator from the McGammon Group, or such other mediation group on which the parties shall agree, and the cost of mediation shall be borne by the parties equally.

22. Competitive Products. Distributor shall not sell, market, or distribute any products likely to compete with or be confused with any of the Products, or any socially conscience products, during the term of this agreement without the expressed consent of the Supplier.

22. Product Indemnification. Supplier represents that no products shall, on the date of purchase or delivery, be adulterated or misbranded or unsafe within the meaning of the Federal Food, Drug, and Cosmetic Act, or any other federal or state law, including all provisions and amendments pertaining thereto from time to time. Supplier indemnifies Distributor and its shareholders, officers, employees and agents from and against all/or any damages, claims or liabilities that occur or arise as the result of adulteration, deterioration in or misbranding of products delivered to Distributor; provided that Distributor gives Supplier written notice of any indemnifiable claim and Distributor does not settle any claim without Supplier's prior written consent. Supplier represents that it maintains and will continue to maintain, at its own cost, product liability insurance in the minimum amount of $2,000,000. Supplier will supply proof of same to Distributor within a reasonable time after written request therefore from Distributor.

23. Distribution Rights: Distributor will be the appointed distribution channel for all Accounts as stated in Exhibit C. Excluded are national chain accounts, that will only carry Supplier's Products through their internal warehouses and/or contracted wholesaler/distributors. Online Internet sales of the Products are also excluded from the Distributor's rights, and Distributor acknowledges this.

24. **Miscellaneous.**

A. Provision Unenforceability. If any provision of this Agreement is unenforceable or invalid for any reason, the remaining provisions shall be unaffected by such a holding.

B. Notices. Any notices or other communications to be sent to Supplier must be sent by certified or registered mail to the following address:
Supplier: 39445 Floral Lane, Mechanicsville, MD 20659

C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all other proposals, agreements, representations, statements and undertaking are hereby expressly cancelled and superseded

D. Failure to Enforce. The failure to enforce at any time of the provision of this Agreement shall not be construed as a waiver of such provisions, or of a party's right at any time to enforce each and every provision.

E. Survival of Certain Provisions. The restrictions, confidential information, patent and trademarks, protection and security obligations set forth in the Agreement shall survive this Agreement for either party for any reason. If any provisions of this Agreement are held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to the extent to make it enforceable.

F. Headings. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or any other purpose whatsoever, or to explain modify or place any construction upon or on any of the provision of this Agreement.

G. All Amendments in Writing. This Agreement may not be changed or amended except by a written instrument executed by a duly authorized officer of Supplier and Distributor. No provisions in either party's purchase orders or in any business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification or amendment of this Agreement shall be binding unless executed by a written instrument executed by a duly authorized officer of Supplier and distributor.

H. Counterparts. This Agreement may be executed in any number of counter parts, each of which shall be an original, but all of which together shall constitute one instrument.

I. A photocopy of this agreement, including a facsimile, shall have the same effect as the original.

J. The Recitals and their stated purposes are hereby incorporated by reference and made a part of this Agreement.

K. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia (without reference to its law of conflict of laws). Distributor agrees to comply with all applicable laws, regulations and ordinances of any

governmental authority having jurisdiction thereof relating to the distribution of non-alcoholic beverages. It shall be the obligation of the Distributor to ascertain what, if any, such legal requirements are.

L. Merger. This Agreement supersedes all prior oral and written communications between the parties concerning, and constitutes their sole and exclusive understanding with respect to, the subject matter hereof.

M. Waivers. No waiver of any provision hereof or of any terms or conditions established by Supplier will be effective unless in writing and signed by the party against which enforcement of the waiver is sought.

N. Representative of the Distributor known as Morris Stodard acknowledges that he will not give Michael J. Fitzgerald, II any "crap" after signing the agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Distributor	Supplier
Beverage Network of Maryland, Inc.	Panacea Beverage Company, LLC
By: [signature]	By: [signature]
Morris Stodard	Michael J. Fitzgerald, II, Manager
Date: 7/26/2012	Date: 7/26/12

TERMS, PRICING

&

PACKAGE SPECIFICATIONS

EXHIBIT A:

THE PRODUCTS

The products marked with an "X" indicate a commitment to actively promote and sell. The Manufacturer reserves the right to secure an alternative distributor or distribution process for any products that are not actively promoted or sold.

PRODUCT	UPC (Unit)	"X"
24 Pack Case of MyCause Water	851512003016	X
12 Pack Case of MyCause Water	851512003009	X

EXHIBIT B:

THE TERRITORY

DISTRIBUTOR'S AREA OF PRIMARY RESPONSIBILITY

The following geographical area constitutes Distributor's Area of Primary Responsibility (referred to as Distributor's "Area"). The purpose hereof is to set forth the location within which Distributor's performance is to be determined under the standards set forth in the Agreement.

- Giant Foods of Landover
- Giant Foods of Carlisle
- Arlington County, VA
- Fairfax County, VA
- Loudon County, VA
- Prince William County, VA
- Stafford County, VA

In the event of the Distributor's Direct Distribution, shipment, transfer or sale of the Products outside the Territory or indirect distribution, shipment, transfer, or sale of Product outside the Territory where Distributor knew or should have known that such activity was occurring, Distributor shall pay Supplier a fee as liquidated damages equal to the sum of (I) the amount of marketing and promotional allowance paid to Distributor of such transshipped cases multiplied by $2.00 per 12 pack case, or $4.00 per 24 pack case. The foregoing liquidated damages are acknowledged as reasonable by the parties and as a method of compensating Supplier for additional administrative expense of investigating, monitoring an remedying transshipments of the Products from such transshipments Distributor's payment of liquidated damages shall not affect Supplier's right of termination provided elsewhere in the agreement. Nothing in the provision or elsewhere in this agreement shall provide Distributor any claim against supplier for damages arising from sale within the Territory of any products by a party other than Supplier.

EXHIBIT C:

THE ACCOUNTS

Account Type	Account Assignment (X)		
	Distributor Exclusive	Distributor Non-Exclusive	Reserved for ______
Convenience Store *	X		
"Mom & Pop" Stores	X		
Deli's	X		
Schools	X		
Hospitals	X		
Independent Supermarkets	X		
Health Food Stores	X		
Military	X		
Health/Fitness Clubs	X		
On-Premise (which include, but are not limited to, Bars & Nightclubs, etc.)	**Not included**		

*** List all Convenience Store Chains serviced by Distributor.**

EXHIBIT D:

THE TRADEMARKS

I.

my cause

II.

my cause

IV.

V. Drink the water that changes the world

VI. Create the effect

VII. Panacea

EXHIBIT E:

PURCHASING & DISTRIBUTION LEVEL REQUIREMENTS

Minimum Purchasing:

Three Thousand Three Hundred (3,300) cases in the initial term of the agreement. Minimum Distribution levels for the next term will be re-evaluated per the agreement terms.

Distribution Level Requirements: [Enter % of penetration in Distributor's Accounts within Market]

	Within 30 Days	Within 60 Days
Account Giant of Landover	100%	
Account Giant of Carlisle	100%	